Exhibit 99.1

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SEPTEMBER 06, 2012 / 09:00PM GMT, SWHC—Q1 2013 SMITH & WESSON HLDG CORP Earnings Conference Call

CORPORATE PARTICIPANTS

Liz Sharp Smith & Wesson Holding Corp—VP, IR

James Debney Smith & Wesson Holding Corp—President & CEO

Jeff Buchanan Smith & Wesson Holding Corp—EVP, CFO

CONFERENCE CALL PARTICIPANTS

Reed Anderson Northland Securities—Analyst

Cai von Rumohr Cowen and Company—Analyst

Mike Greene Benchmark Company—Analyst

Scott Hamann KeyBanc Capital Markets—Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the first quarter 2013 Smith & Wesson Holding Corporation earnings conference call. My name is Colby, and I will be your operator for today. At this time, all participants are in listen only mode. We will conduct a question and answer session towards the end of this conference.

(Operator Instructions)

And, as a reminder, this call is being recorded for replay purposes. I would now like to turn the call over to Liz Sharp, Vice President of Investor Relations. Please proceed, ma’am.

Liz Sharp—Smith & Wesson Holding Corp—VP, IR

Thank you and good afternoon. Our comments today may contain predictions, estimates and other forward-looking statements. Our use of words like anticipate, project, estimate, expect, intend and other similar expressions is intended to identify those forward-looking statements. Forward-looking statements also include statements regarding sales, margins, expenses and earnings for future periods, our product development and strategies and liquidity and anticipated cash needs and availability. Our forward-looking statements represent our current judgment about the future and they are subject to various risks and uncertainties. Risk factors and other considerations that could cause our actual results to be materially different are described in our securities filings including our forms S-3, 8-K, 10-K and 10-Q. You can find those documents as well as a replay of this call on our website at www.smith-wesson.com. Today’s call contains time sensitive information that is accurate only as of this time, and we assume no obligation to update any forward-looking statements contained herein. Our actual results could differ materially from our statements today.

Now, I will turn the call over to our President and CEO, James Debney.

James Debney—Smith & Wesson Holding Corp—President & CEO

Good afternoon. Thank you for joining us and for your interest in our Company. With me on the call today is Jeff Buchanan, our Chief Financial Officer; and later on we will provide a recap of our financial performance and an updated outlook. Today we are very pleased to report that we delivered yet another strong quarter, one that clearly demonstrates the result of our focus on and our commitment to our core firearms business. With a strong consumer market for firearms and a solid portfolio of both established and newer products, all aligned to consumer preferences, our team made great progress on executing several key strategic and operational initiatives. In the process we delivered results that again set a number

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SEPTEMBER 06, 2012 / 09:00PM GMT, SWHC—Q1 2013 SMITH & WESSON HLDG CORP Earnings Conference Call

of new records for Company performance. With that, let me provide some of the highlights from our first-quarter. We again delivered record sales, another quarter in which our operations team did an excellent job accelerating our planned increases in manufacturing capacity and working closely with our suppliers to enable them to ramp up to higher volumes.

All of our combined operational activities contributed to record profitability as reflected in net income and record earnings per share from continuing operations. Our newest addition to the M&P family, the M&P Shield, remained in very high demand by both consumers and professionals, and backlog for this product continued to grow. Our overall backlog remains strong at $392 million. We used our cash position in the quarter to purchase some of our bonds in the open market. And lastly, we concluded the sale of our discontinued operations. Overall, in the first quarter we demonstrated that we have the key components in place to deliver on opportunities for future profitable growth. These components include a strong portfolio of products that consumers desire and operations team and suppliers that can deliver excellent performance and an organization that has an ongoing commitment to lowering our cost and increasing our efficiency. Based on our continued focus on firearms, our successful results for the first quarter and our current outlook for the business, we are increasing our full-year fiscal 2013 guidance.

With that, I will ask Jeff to review the financial results.

Jeff Buchanan—Smith & Wesson Holding Corp—EVP, CFO

Thanks, James. Please note that this is only a discussion of our continuing operations. Therefore when I refer to net income, this is only net income from our continuing operations. And when I reference EPS, I am referring to earnings per diluted share from continuing operations. For the results of our discontinued operations, the sale of which was completed this quarter, please refer to our 10-Q which filed this afternoon. Revenue for the quarter was a record $136 million. This is an increase of $44.3 million or 48.3% over the prior year. We exceeded our revenue expectations by bringing forward the capacity increases in working with our suppliers. The gross margins were 37.7%, nearly nine full percentage point higher than the first quarter of fiscal 2012. Gross margin was helped by a favorable production mix that included increased volumes of our strategically important M&P line, resulting in a corresponding improvement in manufacturing absorption.

We also saw some one-time benefits in manufacturing and purchasing variances including euro exchange rate benefits. Even without those one-time benefits, however, we had solid margin gains as a result of our focus on cost savings efforts and manufacturing efficiencies. Therefore, we now expect that our gross margins will be above 34% for the rest of the year. Our operating expenses in the quarter totaled $20 million or 14.7% of revenue versus $21 million or 22.9% of revenue last year. Thus, even though we had greater profit sharing and incentive expenses, actual SG&A costs were lower because of Company-wide cost-saving efforts as well as the timing and phasing of selling and marketing expenses. As we focus on increasing market share, however, we do expect to see future increases in our selling and marketing expense. Our operating income percentage for the quarter was 23% versus 6% last year. Net income in Q1 was a record $18.9 million or an EPS of $0.28. Compared with net income of $2.3 million or an EPS of $0.04 last year, a sevenfold increase.

Our trailing six-month EPS is now $0.55. Adjusted EBITDAs was a record $36.1 million compared with $12.2 million last year. Our trailing six-month adjusted EBITDAs is $67.3 million, and our trailing 12 month adjusted EBITDAs is $92.3 million. The reconciliation of non GAAP adjusted EBITDAs to cap net income can be found on our SEC filings in our updated investor presentation which has been posted on our website. And for reference, our six-month trailing net income from continuing operations was $36.7 million, and our 12 month trailing net income was $43 million. Now, I will discuss a few balance sheet items. At the end of the quarter we had $118.4 million in working capital, a sequential quarterly increase of over $11 million. We had no borrowings under our credit facility, and free cash flow for the quarter was $3 million, not including the $5.5 million in cash we received from the sale of our discontinued operations.

Our cash balance at the end of the quarter was $60.5 million. Capital expenditures was—were $6.3 million and were focused primarily on capacity expansion. CapEx in this fiscal year will include capacity expansion investments as well as significant investment in the maintenance and health of our infrastructure and systems, particularly in operations and IT. We expect to further intensify our efforts on capacity expansion, and we believe capital expenditures in fiscal 2013 will be in the range of $30 million to $35 million. As noted on our last call, we went into the bond market at the beginning of this quarter to purchase our 9.5% bonds. Although the market on our bonds is very thin, we did manage to acquire a $6.4 million worth. We will continue to look for more opportunities to purchase our bonds, but, of course, we will always evaluate the best use of cash based on relevant circumstances at any particular time. Based on our cash balance of $60.5 million and our long-term bond obligation of $43.6 million,

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SEPTEMBER 06, 2012 / 09:00PM GMT, SWHC—Q1 2013 SMITH & WESSON HLDG CORP Earnings Conference Call

we have a net cash position that is the highest in our history of as a public company. As we continue to grow, however, we do expect that working capital needs will increase.

And, with that, I will turn the call back over to James for a discussion of our operational results.

James Debney—Smith & Wesson Holding Corp—President & CEO

Thank you, Jeff. The first quarter demonstrated the ongoing strength of both our business and the overall US consumer market for firearms, as measured by adjusted mix or FBI background checks in the period and by ongoing high levels in our backlog. Excluding Walther products, our unit sales of firearms into the consumer channel for our first quarter on a year-over-year basis increased 30.1%. This compares favorably to unit growth of adjusted mix of 23.5% for the same period, leading us to believe that we not only kept pace with the rapid expansion of the market in Q1 but that we took market share. In terms of dollars, total sales in our domestic consumer channel during the first quarter again, excluding Walther products, was strong at nearly $111 million, which is almost 55% higher than last year. With over 90% of our net sales derived from the consumer market today, it is clear that our strategy to deliver products that address consumer needs, wants and desires is delivering excellent results.

This is especially apparent in the strong sales growth of our M&P platform of products. Turning to our professional and international channel, where our efforts to satisfy the requirements of [these use] as translates to higher product performance to consumers as well, first-quarter revenue was $12.6 million, a slight decrease compared with last year, largely due to the timing of orders. Turning to backlog, and I want to remind everyone, as we often do, that backlog is cancelable until shipped. Backlog at the end of July totaled $392.4 million, an increase of $243.6 million or 163.7% compared with the end of first quarter last year, and a sequential decrease of $46.6 million or 10.6% compared with the end of the fourth quarter of fiscal 2012. We believe the sequential decrease is due somewhat to our increased capacity and, therefore, our improved ability to shift product as well as to the seasonality that appears to be typical for this time of year. That said, this decline in backlog is the smallest percentage decline that we have seen in the past three years. As we look beyond fiscal 2013 and as we remain focused on our core firearms business, we continue to see multiple opportunities for increasing revenue and reducing costs as well as implementing efficiency enhancements across our business.

We intend to continue to drive revenue growth by leveraging our popular existing product portfolio and adding new products designed to meet consumers’ evolving preferences. We intend to continue our focus on lowering costs, driven not only by leveraging our scale but also by ongoing attention to process improvement cost reductions throughout our operations. And, lastly, we intend to further enhance our efficiencies by improving the processes we use to operate our business and distribute products in the market. As a consumer centric company with the goal of taking market share, we plan to step up our present and visibility with the US consumer through a number of incremental advertising and marketing activities that will occur in the balance of the fiscal year. We will also be working to replenish buffer inventories of finished parts for our most popular products, an action that is being made possible by recent capacity increases both internally and with our supplier base to better improve our customer service levels. As we remain focused on executing against these clearly defined strategic initiatives, we believe we will further enhance the performance of our firearms business. Over time, we believe that our business has the ability to deliver gross margins of 38% to 40% and operating income of 20% to 22%. Before I turn the call back over to Jeff, I want to mention that the new August NICS numbers came out this week with a 27th straight month of year-over-year adjusted NICS increases. August adjusted NICS increased by 27.8% compared with last year’s 13.5%. Despite the fact that August tends to be one of the slower months in the year, these new August results are higher than any of those of any month during 2009, which as we all know was a particularly strong year for the firearms industry. And with that I will ask Jeff to provide our financial outlook.

Jeff Buchanan—Smith & Wesson Holding Corp—EVP, CFO

Thanks, James. We expect sales in the second quarter of $130 million to $135 million, which would represent quarter-over-quarter revenue growth in excess of 40%. We have been adding manufacturing capacity which is why we are estimating that revenue in Q2 will nearly equal the revenue in Q1 even with the lost manufacturing days from our annual two-week August shutdown. For the quarter, we estimate EPS to be in the range of $0.19 to $0.21. For the full year we are significantly raising our guidance based on the acceleration of certain capacity increases and the strong demand for our products. We now estimate net sales of between $530 million and $540 million, which would result in approximate 30% sales increase. This estimate takes into account our current capacity on limitations. For example, due to holidays in November and December, our capacity in Q3 will be most similar to our capacity in Q2. We estimate our tax rate of 37% and our share count at 67 million. So, taking into account my

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SEPTEMBER 06, 2012 / 09:00PM GMT, SWHC—Q1 2013 SMITH & WESSON HLDG CORP Earnings Conference Call

previous points regarding our expectations of gross margin and operating expenses, we now estimate our EPS for the year will be between $0.85 and $0.90. James?

James Debney—Smith & Wesson Holding Corp—President & CEO

Thanks, Jeff. Before turn the call over the questions, please note that we will be attending the CL King Best Ideas Conference in New York on September 13, and we will be hosting our annual shareholder meeting on October 1 in Phoenix Arizona. Finally, I want to thank the entire Smith & Wesson team for delivering another exceptional quarter of continued growth and improved profitability. That concludes our prepared remarks, so now let’s open the call the questions from our analysts.

QUESTION AND ANSWER

Operator

(Operator Instructions)

Reed Anderson, Northland Securities.

Reed Anderson—Northland Securities—Analyst

Hi, congratulations, terrific quarter and great job executing. A couple questions, first I want to start off James, just looking at capacity and that sort of thing. I know you don’t want to get to precise there, but is it—two questions on capacity one is if you look at where guidance was for revenues coming out of the fourth quarter and where you are today, call it a 7% increase in what you were going to talk to in terms of revenue? Is that a fair analogy to look at that as sort of similar to what you might be doing for capacity? Or, is there too many other factors to consider there?

James Debney—Smith & Wesson Holding Corp—President & CEO

No. I think you can roughly use that. That’s a good approximation. It won’t be far off at all.

Reed Anderson—Northland Securities—Analyst

Okay, good.

Jeff Buchanan—Smith & Wesson Holding Corp—EVP, CFO

And, Reed, as James mentioned he is also adding—we are planning to add buffer stock also. So, our capacity—as our finished goods like go up, hopefully our capacity is actually increasing above just the revenue increases.

Reed Anderson—Northland Securities—Analyst

In the buffer stock, that is largely internally produced components? Or, is that some external as well?

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SEPTEMBER 06, 2012 / 09:00PM GMT, SWHC—Q1 2013 SMITH & WESSON HLDG CORP Earnings Conference Call

James Debney—Smith & Wesson Holding Corp—President & CEO

No. It’s it back to the hybrid model that we have the capacity increases which is a balance between obviously our internal capacity, the base capacity we have here mainly in Springfield, and our external capacity that we have with our strategic partners.

Reed Anderson—Northland Securities—Analyst

Perfect. Okay, good. And then the other question on capacity, James, maybe you could just give a little more color on some specifics which you our getting at? Is it people? Is it processes? Were you able to add some lines, whatever? But maybe a couple of anecdotes would be helpful?

James Debney—Smith & Wesson Holding Corp—President & CEO

Yes. It is difficult, to get too much detail, but, yes, it’s pretty much everything you listed. It is equipment, it is base capacity. It is also tooling to increase our flexibility. It is also again retiring assets, older assets. We’ll bring in newer technology which again will give us a bit more efficiency as well. Again, there’s a certain ramp up with external sources. I mentioned our strategic partners. So their supplies are ramping I mentioned that in the prepared remarks earlier on as well.

Reed Anderson—Northland Securities—Analyst

Okay. And then, another question on margins. There was a stunning number, that 37.7%. And I guess, Jeff, you said there was a couple of one-timers in there. I wonder if you didn’t have those, is it around that 34% number you were kind of talking where are comfortable for the year or was it better than that? Just give us a sense of what that impacted the first quarter by?

Jeff Buchanan—Smith & Wesson Holding Corp—EVP, CFO

Right. Well, in the first quarter between six and seven of that percentage point increase over the comparable quarter of last year related to manufacturing and efficiency improvements. Between 1% and 2% related to on TC in the move that we made and about a little over 1% related to kind of you can call one times. And so in this quarter the one times took us down only took us down to around 36%, but there are other factors that are changing. This is the time of year that we roll out our standards. Our spending is different this time as our mix changes. There is just a lot of things that were good in this — especially good in this quarter but — and will continue. But, going forward we’re forecasting it at 34%.

Reed Anderson—Northland Securities—Analyst

Okay, good. And my last question, James, you talked a little bit about kind of ramping up some — I think you called them advertising or marketing initiatives in the second half, they really continue to drive the thing for consumers. Anything notable there relative to either channel or to medium? I am just curious what you might be focused on if we might be seeing something different or just amplify the message? In the same way you have been doing?

James Debney—Smith & Wesson Holding Corp—President & CEO

It is really more of the good stuff that we’ve been doing so, certainly more advertising, print, Internet -based, you will definitely observe that. In terms of supporting dealers, more of our armorers training, more merchandising tools for them to use, and everything of course with a strategic focus that we have on the M&P platform in particular the polymer pistol. So as we said before, that’s the big runway for us going forward. We’re in third place at the moment when it comes to the M&P brand. With that polymer pistol it is our goal to be number one overtime.

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SEPTEMBER 06, 2012 / 09:00PM GMT, SWHC—Q1 2013 SMITH & WESSON HLDG CORP Earnings Conference Call

Reed Anderson—Northland Securities—Analyst

Terrific. Terrific job, best of luck I will jump off and let somebody else on. Thank you.

Operator

Cai von Rumohr, Cowen & Company.

Cai von Rumohr—Cowen and Company—Analyst

Yes, thank you, very good quarter, guys. So doing my math it looks like a little over $2 million of one timers. Could you tell us what were they, and should we see any one timers in the remainder of the year?

Jeff Buchanan—Smith & Wesson Holding Corp—EVP, CFO

You know the one timers, a large chunk of it was foreign exchange benefits with the euro as I mentioned. Everything else was just a lot of things, reserves, adjustments where we had to like release some reserves, just a variety of areas. You couldn’t really can point to one. Going forward I don’t have any planned one times. And the thing about one times is that they are usually unplanned. So, our— my guidance takes into account that we won’t have anymore one times, and that the run rate will be at 34% or higher.

Cai von Rumohr—Cowen and Company—Analyst

Okay. And then, you mentioned timing was a factor for sales and marketing which was lower. Where should we think about sales and marketing and R&D and G&A for the year? How should we—

Jeff Buchanan—Smith & Wesson Holding Corp—EVP, CFO

Well, OpEx was quite low this quarter especially if you take into account the fact that incentive compensation and profit-sharing are much higher than they were last year. But it is really just the answer that James gave from last time which is it’s going to be in a variety of areas, but it’s mostly consumer oriented sales and marketing activities—advertising, products, promotion, etc. in terms of—it’s done all with the eye toward share gain and obviously share gain in the M&P. As far as rate, we haven’t really specified the actual run rate, but it will definitely be higher than what we’ve done probably in the last seven or eight quarters.

Cai von Rumohr—Cowen and Company—Analyst

Okay. And then, I mean, does it just ramp right up in that second quarter? Because—

Jeff Buchanan—Smith & Wesson Holding Corp—EVP, CFO

Well, I mean, there’s a lot of things in process right now. It’s actually hard to get this all ramped up at once.

James Debney—Smith & Wesson Holding Corp—President & CEO

Yes it certainly will be phased, we’re entering a busier period let’s say for firearm sales. So we’re coming out of the very cooler summer months. There’s a lot of more interest during this period in purchasing firearms so we have to play to that. And, market share gains don’t come cheap. So

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SEPTEMBER 06, 2012 / 09:00PM GMT, SWHC—Q1 2013 SMITH & WESSON HLDG CORP Earnings Conference Call

our plan is to be fairly aggressive but certainly intelligent about it as well, we hope. And to come into Christmas, especially, again, there is a lot of consumer purchase activity. We want to be in the forefront of the consumer’s mind.

Cai von Rumohr—Cowen and Company—Analyst

Okay. And then, you had a significant increase in terms of your longer-term goal from 35 up to 38 to 40 I mean 300 to 500 basis points. Maybe give us a little bit of color? I think you were talking about—I recall you made a 25% sales gain. So here you have basically done it in a much shorter. What’s really different? Why were you able to raise that number as much as you did?

James Debney—Smith & Wesson Holding Corp—President & CEO

Really, it is largely to do with the ramp of our capacity. We feel that we are better positioned. We are beating are own expectations internally, as to lay down that capacity. We have increased our projection on the amount of capital that we will spend. We feel very confident spending that capital And, remember, we do insulate ourselves with our hybrid model when it comes to capacity increases. So we still have the outsourced layer of capacity that really does help us protect the internal -based capacity as well. We’re very much more flexible in terms of what we’re doing with that base capacity as well. And that is increasing our efficiencies, and we have to think about new products going forward as well. But the pipeline still looks very robust. That’s another reason that we are spending capital as well as we launch new products. Again, it’s going to all add incremental revenue.

Cai von Rumohr—Cowen and Company—Analyst

And then your cash position on the balance sheet continues to get better. We sort of free cash flow should we look for for the year? Is it $40 million to $45 million? And then, what do you intend on doing with this newfound wealth?

Jeff Buchanan—Smith & Wesson Holding Corp—EVP, CFO

Well, we haven’t really forecast our free cash flow, but I did—we’re in a fairly strong growth ramp, and that takes working capital. I mean, as we have mentioned before, our AR balances have been relatively low, because customers are paying faster to get more product. I don’t think that’s going to last, and that will consume cash. I raise the CapEx guidance up to $30 million to $35 million. That will certainly use a lot of cash. We also talked about wanting to build inventory. We really, if you look at the finished goods inventory, it went from $14 million to $16 million and that’s really just the stuff that’s probably basically on the trucks. So if we really want to be more customer oriented, we need to have more available stock, and we need to build that inventory.

James Debney—Smith & Wesson Holding Corp—President & CEO

Absolutely, because we are under serving the market at this moment. We all know that. And that’s a great opportunity going forward for us.

Jeff Buchanan—Smith & Wesson Holding Corp—EVP, CFO

And then with regard to your question of what we’re going to do with any excess cash. We’ve always said we want to analyze it at any given time with respect to externals and internals. We have already indicated that we have bought some bonds we have—we still have about $46 million—sorry—outstanding so there’s—basically haven’t specified I guess. Sorry about that.

Cai von Rumohr—Cowen and Company—Analyst

Okay. Terrific. Thank you very much.

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SEPTEMBER 06, 2012 / 09:00PM GMT, SWHC—Q1 2013 SMITH & WESSON HLDG CORP Earnings Conference Call

(Operator Instructions)

Operator

Mike Greene, Benchmark Company.

Mike Greene—Benchmark Company—Analyst

Good afternoon congratulations on another great quarter.

James Debney—Smith & Wesson Holding Corp—President & CEO

Thanks, Mike.

Mike Greene—Benchmark Company—Analyst

So, James you mentioned you were still in third place in polymer pistol market share. Do you believe you gained any ground on that [month] this year, or is most of the growth we’re seeing an expansion of the overall pie?

James Debney—Smith & Wesson Holding Corp—President & CEO

Yes, to be clear, when we say we are in third place, we are only counting M&P polymer pistol family. So we don’t count the SDVE, the Bodyguard 380 and everything else. So we’re a little hard on ourselves in that respect, but, yes, in terms of are we gaining ground, for sure the launch of the M&P Shield as we know went very, very well. It’s been extremely well received. We are continually told by dealers and distributors it is one of the hottest products that they’ve seen for some time. Definitely taking share so we count that as well. So when you look at the whole family for M&P, we’re definitely starting to get some traction and make some headway. And as I’ve said before, as we think about where we are investing in our capacity, that’s a runway to growth. That’s a strategic direction that we’re taking. We get right behind that.

Mike Greene—Benchmark Company—Analyst

Great. And then on the backlog you have any concerns about double-booking as distributors are trying to get product, and, if so, do you have any efforts to weed that out?

James Debney—Smith & Wesson Holding Corp—President & CEO

No concerns really in that respect, and when I say no concerns, because the way that we look at backlog is we really don’t take it to the bank. We have to remember it can be canceled. We always have that in our mind. We’re very pleased with the level of backlog—backlog, obviously. But for us the most important thing and the use for us is really good indication of what products we should be making, how we should be investing, and how we should be loading up the plant. In terms of it shrinking and are we concerned about that, no that was fully expected as well. If someone had asked me on the last earnings call where I think it would go, I would’ve said I expect it to decline as we go into the cooler summer months. Given it’s the smallest percentage decline, as I said earlier, it is quite refreshing as well. That’s good news for us.

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SEPTEMBER 06, 2012 / 09:00PM GMT, SWHC—Q1 2013 SMITH & WESSON HLDG CORP Earnings Conference Call

Mike Greene—Benchmark Company—Analyst

Great. And then, I’m not sure if you got over this previously, but can you remind us if you have a new product release policy? Are you going to continue trying to release new products timed around large industry events as you did with the Shield and April?

James Debney—Smith & Wesson Holding Corp—President & CEO

No. For us now it’s very much launch strategically. And that’s largely, first you’ve got to be ready and capable, and there’s a number of criteria we have internally that you have to meet. And then it’s when the best time? So, we may choose to just sit on a new product for some time and not launch it until we think we are ready, because the last thing we want to do is launch a new product, and somewhat we felt with the Shield, but launch new product not be able to satisfy the demand without eating into the base capacity and starving other products. So it’s a careful balance, and, again, it is largely going to be about timing.

Mike Greene—Benchmark Company—Analyst

Great. That’s great news. And one last quick question on your slides you mentioned that pistols are 82% of the handgun segments in the quarter. Would you be able to give us what percentage that was in Q1 last year?

James Debney—Smith & Wesson Holding Corp—President & CEO

Sorry, Mike you broke up a little bit.

Mike Greene—Benchmark Company—Analyst

I apologize in the slides you mentioned that pistols were 82% of the handgun segment in the quarter? Would you—

James Debney—Smith & Wesson Holding Corp—President & CEO

In the investor presentation?

Mike Greene—Benchmark Company—Analyst

Yes. Would you be able to give us what that was in Q1 last year?

Jeff Buchanan—Smith & Wesson Holding Corp—EVP, CFO

Yes. It was—

James Debney—Smith & Wesson Holding Corp—President & CEO

We are just looking it up, Mike.

Mike Greene—Benchmark Company—Analyst

Sure.

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SEPTEMBER 06, 2012 / 09:00PM GMT, SWHC—Q1 2013 SMITH & WESSON HLDG CORP Earnings Conference Call

Jeff Buchanan—Smith & Wesson Holding Corp—EVP, CFO

I don’t think we break it out that way.

Mike Greene—Benchmark Company—Analyst

You haven’t recently, but the fact that it was in the slides there, I figured I would ask.

Jeff Buchanan—Smith & Wesson Holding Corp—EVP, CFO

Okay.

James Debney—Smith & Wesson Holding Corp—President & CEO

That’s the overall industry we are looking at isn’t it in terms of investor the presentation? It’s not our business.

Jeff Buchanan—Smith & Wesson Holding Corp—EVP, CFO

Yes. Right.

Mike Greene—Benchmark Company—Analyst

I apologize. I must have read that incorrectly. Thanks very much and congratulations again.

Operator

Scott Hamman, KeyBanc Capital Markets.

Scott Hamann—KeyBanc Capital Markets—Analyst

In terms of the retail volume numbers that you gave us, can you give us an order of magnitude on the tactical rifle side versus the handgun side?

Jeff Buchanan—Smith & Wesson Holding Corp—EVP, CFO

I didn’t understand the question? Did you want—repeat the question?

Scott Hamann—KeyBanc Capital Markets—Analyst

Yes (technical difficulties) were tactical rifles. Did they grow at a higher rate than your hand in business?

James Debney—Smith & Wesson Holding Corp—President & CEO

Okay. I think you broke up again, but I think you’re asking about the growth rate of handguns over modern—the sporting rifles, is that right?

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SEPTEMBER 06, 2012 / 09:00PM GMT, SWHC—Q1 2013 SMITH & WESSON HLDG CORP Earnings Conference Call

Scott Hamann—KeyBanc Capital Markets—Analyst

Yes. The retail volume of the modern sporting rifles for the quarter versus the handguns.

Jeff Buchanan—Smith & Wesson Holding Corp—EVP, CFO

Right. So, the quarter-over-quarter modern sporting rifles were 144%, and handguns were, not including Walther, were 26.4%.

Scott Hamann—KeyBanc Capital Markets—Analyst

Okay. And the just in terms of—I know you don’t give profitability by segment, but is it fair to think that the tactical rifle stuff is more profitable on a unit basis than the handguns?

Jeff Buchanan—Smith & Wesson Holding Corp—EVP, CFO

We’ve never specified that.

Scott Hamann—KeyBanc Capital Markets—Analyst

Okay. All right. In terms of price, have there been any pricing actions you take in recently or have seen in the industry? And is there anything you were kind of thinking about you may expect in the your balance of your fiscal year?

James Debney—Smith & Wesson Holding Corp—President & CEO

Nothing material.

Scott Hamann—KeyBanc Capital Markets—Analyst

Okay. And then, just clarification on the 20%–22% operating margin, is that based on the same revenue targets that you had laid out previously?

Jeff Buchanan—Smith & Wesson Holding Corp—EVP, CFO

We kind of changed our approach, and so what we have said is that it is based on growing at the industry growth rate, the historical industry growth rate. So, since 2005, that’s been around 11%, and so what we our saying in order to hit the model in three years is to keep growing at the historical industry growth rates.

Scott Hamann—KeyBanc Capital Markets—Analyst

Okay. And then just finally, from last quarter, if you kind of look at your guidance and this quarter when you kind of revisit your guidance for the earnings release, was the increase—would you quantify a little bit more front end loaded versus backend loaded? Or is it kind of looking at the year in kind of two parts? Or Is there any reason why you would think that versus your prior expectation, which I know you didn’t disclose, that the back half of the year would be better than you thought it was 90 days ago?

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SEPTEMBER 06, 2012 / 09:00PM GMT, SWHC—Q1 2013 SMITH & WESSON HLDG CORP Earnings Conference Call

Jeff Buchanan—Smith & Wesson Holding Corp—EVP, CFO

No. Actually, it’s like the forecast is basically based on our view of the demand against our capacity. And, we obviously were able to bring forward some capacity this quarter which has the effect of raising the whole year if we assume that everything else is the same. But of course then that affects also Q2 and Q3, and we—I said that—I gave the forecast on Q2 which was nearly the same as Q1, and I said that Q3 capacity is about the same. So, based on that, you can sort of angle your way into each quarter.

Scott Hamann—KeyBanc Capital Markets—Analyst

Okay. Great. Thanks a lot.

Operator

At this time there are no further questions in queue so I will return the call to Management for closing remarks. They’re are no further questions appearing in queue.

Liz Sharp—Smith & Wesson Holding Corp—VP, IR

Just a moment please.

James Debney—Smith & Wesson Holding Corp—President & CEO

Sorry about that—technical hitch. In closing, thank you, operators. Thanks, everyone, for joining us today. And we look forward to speaking with you next quarter.

Operator

Thank you for your participation in today’s conference. This concludes the presentation. You may now disconnect. Have a great day.

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